Form N-SAR, Sub-Item 77I
Terms of new or amended
securities

Nuveen Senior Income Fund -
333-80867, 811-06383

On May 24, 2000, the Registration
Statement for
the above-referenced Fund filed as
Conformed Submission Type N-2A
and became
effective with the Commission.
A final prospectus containing a
description of the securities
was subsequently filed on May 26,
2000 under
Conformed Submission type 497,
accession number,
0000950137-00-002595 and is
incorporated herein
by reference as an exhibit under
Sub-Item 77I of Form N-SAR.